UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

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GOLDEN EAGLE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070
Telephone: (801) 619-9320
Facsimile: (801) 619-1747

January 13, 2009

Dear Shareholders:

        You are cordially invited to attend a Special Meeting of Shareholders (“the Special Meeting”) on March 27, 2009, at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Standard Time; 9:00 a.m. Pacific Time), at the Little America Hotel, located at 500 South Main, Salt Lake City, Utah 84101, to consider an amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock at the rate of one new share for 500 old shares. Currently, the price of our common stock is extremely low and has been at or less than $0.01 per share since before July 2007. These low prices for our common stock and the large number of shares outstanding make it difficult for us to use our common stock to raise capital, and make our common stock unattractive to the public market. Consequently, the Board of Directors recommends that the shareholders vote for ratification of this proposal.

        Whether or not you plan to attend the Special Meeting, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible. This will assure that your stock will be voted in accordance with the instructions you give in your proxy card whether or not you attend the Special Meeting. You may, of course, attend the Special Meeting and vote in person even if you have previously sent in your proxy card. It is very important that every shareholder vote. PLEASE send in your proxy card in the enclosed return envelope.

Thank you for your continued support.
By Order of the Board of Directors.
/s/Terry C. Turner
Terry C. Turner, President

GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070
Telephone: (801) 619-9320
Facsimile: (801) 619-1747

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on March 27, 2009

January 13, 2009

TO THE SHAREHOLDERS OF GOLDEN EAGLE INTERNATIONAL, INC.:

        The Special Meeting of Shareholders of GOLDEN EAGLE INTERNATIONAL, INC., a Colorado corporation, (“We” or “GEII” or the “Company”) will be held at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Standard Time; 9:00 a.m. Pacific Time), at the Little America Hotel, located at 500 South Main, Salt Lake City, Utah 84101 (telephone (801)596-5700), on March 27, 2009, to consider and take action on:

1.	An amendment to our Articles of Incorporation to effect a reverse stock split of our outstanding common stock (but not our authorized common stock) at the rate of one new, post-split share for each 500 pre-split shares of common stock; and

2.	Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

        The discussion of the proposals set forth above are intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of our common stock on February 18, 2009 (the “Record Date”), will be entitled to notice of and to vote at this Special Meeting, and any postponements or adjournments thereof.

        SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

        Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

By Order of the Board of Directors:

/s/ Terry C. Turner
Terry C. Turner, President

PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

YOUR VOTE IS IMPORTANT

GOLDEN EAGLE INTERNATIONAL, INC.
9661 South 700 East
Salt Lake City, Utah 84070
Telephone: (801) 619-9320
Facsimile: (801) 619-1747

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
To Be Held on March 27, 2009

January 13, 2009

        We are furnishing this Proxy Statement to shareholders of GOLDEN EAGLE INTERNATIONAL, INC. (“We” or “GEII” or the “Company”) in connection with the solicitation of proxies by and on behalf of our Board of Directors (the “Board”) for use at our Special Meeting of Shareholders (the “Special Meeting”) and at any adjournments or postponements thereof. We will hold the Special Meeting at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Standard Time; 9:00 a.m. Pacific Time), at the Little America Hotel, located at 500 South Main, Salt Lake City, Utah 84101 (telephone (801) 596-5700), on March 27, 2009. We will first mail this Proxy Statement to shareholders on or about February 27, 2009.

VOTING SECURITIES

        Holders of record of our common stock at the close of business on February 18, 2009, will be entitled to vote on all matters. On the Record Date, we had 1,535,897,333 shares of common stock outstanding, 80,000 shares of Series B Convertible Preferred Stock (“Series B Stock”), and one share of Series C Contingent Convertible Preferred Stock (“Series C Stock”).

o	The holders of shares of our common stock are each entitled to one vote per share.

o	The holders of our outstanding Series B Stock are entitled to vote as a single class with the common stock and shall have 250 votes for each share of Series B Stock held.

o	The one outstanding share of Series C Stock also is entitled to vote as a single class with the common stock and has the right to cast 487,746,250 votes.

        There are no shares of Series A Contingent Convertible Preferred Stock outstanding. (When used herein, the word “you” refers to our shareholders entitled to vote.)

        A majority of the votes entitled to be cast at a meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. As described in more detail below, a vote of a majority of the votes entitled to be cast (including the outstanding common stock, Series B Stock, and Series C Stock) is necessary for the approval of the Proposal to accomplish the reverse stock split.

        While there is no definitive statutory or case law authority in Colorado as to the proper treatment of abstentions and broker non-votes, we believe that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions and broker non-votes will not be counted as votes for or against the Proposal for the purposes of determining the outcome of the vote on the Proposal to be considered.

        We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Certain of our officers, directors and regular employees may solicit proxies personally or by telephone or facsimile. We will not pay any officer, director, or employee additional compensation for doing so. We do not intend to retain a professional solicitor to assist in the solicitation of proxies.

        We may, in our discretion, seek an adjournment of the meeting to a specific time and place if a quorum is not present or if we have not received sufficient proxies to approve the Proposal to authorize the proposed reverse stock split.

        If you give us a proxy, you may revoke the proxy at any time before it is voted. You may do so:

o	by giving notice to our corporate Secretary of your revocation; or

o	by filing another proxy with our corporate Secretary; or

o	by attending the Special Meeting and voting in person.

        We will ensure that all properly executed and unrevoked proxies received in time are voted in accordance with the instructions of the beneficial owners.

        The solicitation of proxies in connection with the Reverse Stock Split proposal (Proposal No. 1) does not constitute a tender offer or an offer to purchase the shares of any shareholder.

Questions and Answers About This Proxy Statement

The following responses to certain questions does not purport to be a complete statement of the information in this Proxy Statement, and are qualified by the more complete information set forth hereinafter.

Who is asking for my vote?

        The Board of Directors of Golden Eagle International, Inc. is sending this Proxy Statement, the attached Notice of Special Meeting, and the enclosed proxy card to you and all of our other persons who are shareholders of record as of the close of business on February 18, 2009 (the “Record Date”). The Board of Directors is soliciting your vote for the Special Meeting of shareholders.

Who is eligible to vote?

        Shareholders of record who own shares of our common stock, our Series B Stock, or our Series C Stock at the close of business on the Record Date are eligible to vote. Each outstanding share of common stock is entitled to one vote. Each outstanding share of Series B Stock is entitled to 250 votes; the single outstanding share of Series C Stock is entitled to 487,746,250 votes.

Why is the Special Meeting being held?

        The Special Meeting is being held to consider the proposed amendment to our Articles of Incorporation which will (if approved) accomplish the 500:1 reverse stock split of our outstanding shares of common stock more completely described elsewhere in this Proxy Statement.

Why are the shareholders being asked to consider the reverse stock split at this time?

        Currently, the Company has two billion shares of common stock authorized and 1,535,897,333 shares issued. Before an affiliated shareholder surrendered 487,746,250 shares of common stock in December 2008 in exchange for the one share of Series C Stock, we had no authorized capital remaining for issuance. Following the recent exchange of common stock, we issued an additional 27,500,000 shares for a $22,000 investment by a company that arranged a $220,000 loan for us. (The investment was equal to the fee paid to the unaffiliated company.) We have typically used our common stock in private sales to accredited investors to generate liquidity for GEII. Because our stock price is so low, the remaining shares will not provide a significant amount of liquidity for us.

        Colorado law (C.R.S. § 7-106-105(1)) permits us to complete a reverse split of only the outstanding shares without affecting our authorized capital. To effect the split, each outstanding share of common stock must be divided by the same divisor as each other outstanding share of common stock. In this case, to accomplish a 500:1 reverse stock split, the divisor will be 500, meaning that each outstanding share becomes 1/500th share – or each 500 outstanding shares becomes a single post-split share of common stock. Following the reverse stock split, the following table reflects the Company’s projected capital structure (based on the shares outstanding on the Record Date):

	Shares outstanding before reverse split	Shares outstanding after reverse split	Votes attributable to post-split shares
Common Stock	1,535,897,333	3,071,795	3,071,795
Series B Stock	80,000	80,000	40,000
Series C Stock	1	1	975,493
Options and Warrants (shares issuable)	40,486,042	80,972	0

Convertible debentures and convertible notes payable	83,446,478	166,893	0

        The Board of Directors believes that this capital structure will be more attractive to the public marketplace and to prospective investors than the existing capital structure with more than a billion and a half shares outstanding.

Might the Special Meeting be adjourned?

        We do not intend to seek adjournment of the Special Meeting unless we have insufficient votes to meet a quorum (which requires the presence of at least a majority of the outstanding shares) or unless we have insufficient votes to approve the reverse stock split. If either of those circumstances exist, we will consider the advisability of proposing adjournment to a specific time and place. If the meeting is adjourned, we will make a public announcement.

What happens if the shareholders do not approve the reverse stock split?

        If our shareholders do not approve the reverse stock split proposal, we will not have the authority to implement a reverse stock split. We will have only a limited number of shares of our common stock available for issuance, and our common stock price will likely remain at its current low levels, or perhaps decline further.

If you do complete the reverse stock split, what will happen to the market price of the common stock?

        We cannot offer any assurance that if we complete a 500:1 reverse stock split, the market price of our common stock (which is currently below $0.01 per share) will increase by 500 times, or by any other multiple. The history of reverse stock splits indicates that the market price will likely increase, but may not indicate by the full amount of the multiple. Thereafter, market price generally reflects general market conditions and company performance.

What if I have shares that provide for a fractional share after dividing by 500?

        Fractional shares will all be rounded up to the next whole share. Therefore, if you have 600,175 shares of our common stock, you will receive 1,201 post-split shares (1,200.35 rounded up).

Do you have any plans to issue any of the additional shares of common stock that may be authorized at this meeting?

        At the present time, we have certain contractual commitments that may result in an issuance of shares of our common stock through conversion of the Series B Stock and the Series C Stock, or through the exercise of outstanding common stock, purchase options, warrants, convertible debentures or convertible notes payable. We have no other commitment to issue any additional shares of common stock at this time.

Why did you send me this booklet?

        This booklet is a Proxy Statement. It provides you with information you should review before voting on the Proposal listed above and in the Notice of Special Meeting. You are receiving these proxy materials – a booklet that includes the Proxy Statement and one proxy card – because you have the right to vote on this important Proposal concerning your investment in GEII.

How do I vote?

        Shareholders who received this proxy statement directly from GEII can vote by completing, signing and returning the enclosed proxy card promptly in the enclosed envelope or by attending the Special Meeting in person and voting.

        Joint owners must each sign the proxy card.

        If you own your shares through a broker-dealer or another nominee, you must vote your shares as instructed by that broker-dealer or other nominee. If you own your shares through a nominee, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Special Meeting unless you have obtained a proxy for those shares from the person who holds your shares of record.

        If a shareholder wishes to participate in the Special Meeting but does not wish to give a proxy, the shareholder may attend the Special Meeting in person. Should you require additional information regarding the Special Meeting, please contact Golden Eagle International, Inc. at (801) 619-9320.

May I vote electronically?

        We have not made arrangements for any shareholder to vote electronically. Shareholders must return their proxy cards to cast their vote. We have published this proxy statement and the proxy card electronically. These are available at www.geii.com/proxystatement. This website will not collect any information about you, will not install any cookies into any person browsing the website, and if any person requests copies of the proxy materials by e-mail, we will not use the e-mail address provided for any other purpose.

Why does my name not appear as a shareholder of record?

        Many, if not most, investors own their investment shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers, and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process.

When and where will the Special Meeting be held?

        As described in the notice, we will hold the Special Meeting at the Little America Hotel, located at 500 South Main, Salt Lake City, Utah 84101 (telephone (801) 596-5700). The Special Meeting is scheduled for March 27, 2009 at 10:00 a.m., local time. If you expect to attend the Special Meeting in person, please call GEII at (801) 619-9320 to ensure that sufficient accommodations are prepared.

How does the board recommend that I vote?

        The Board of Directors recommends that shareholders vote FOR the proposed reverse stock split (Proposal No. 1) described in this Proxy Statement.

How can I obtain more information about GEII?

        Information is available on our website at www.geii.com and through the EDGAR filings maintained by the Securities and Exchange Commission at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Information

        The following table sets forth information regarding the ownership of our common stock as of the Record Date by: (i) each director; (ii) each of our executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock. The term “beneficial ownership” includes the shares each of the named shareholders has the right to acquire beneficial ownership of within 60 days.

	Beneficial Ownership

	Number of Shares	Percent of Total
Golden Eagle Mineral Holdings, Inc.(1) Chancery Court Leeward Highway Providenciales Turks & Caicos Islands	23.9	487,746,250%

Kevin Pfeffer 5307 Aerie Ct. Clarksville, MD, 21029	8.3	169,408,726%

Dewey L. Williams (2) 6860 N. Dallas Pkwy, Suite 200 Plano, TX 75024	5.2	106,191,750%

Lone Star Equity Group LLC 6222 Richmond Ave, Suite 540 Houston, TX 77057	5.2	105,662,500%

Terry C. Turner, Chief Executive Officer, President, Chairman (4)	0	0%

Harlan M. (Mac) DeLozier, Director/VP (4)	5,997,564	‹1%

Tracy A. Madsen, CFO/VP (3, 4)	10,684,276	‹1%

Alvaro Riveros, director (4)	0	0%

Blane W. Wilson, chief operating officer (4, 5)	0	0%

(1)	Golden Eagle Mineral Holdings, Inc. (“GEMH”) converted 1,995,985 Series B Preferred shares into 498,996,250 common restricted shares on December 17, 2007, which were later reduced to 487,746,250. In December 2008, GEMH exchanged the remaining 487,746,250 shares of common stock that it owned for one share of Series C Stock. GEMH is not affiliated with Golden Eagle International Inc. other than its greater than 10% beneficial ownership (through its ownership of the Series C Stock which is not presently convertible) in GEII common stock.

(2)	Dewey Williams owns these shares in his own name and in the names of The Dewey Williams Profit Sharing Plan & Trust and The Dewey Williams Roth IRA, entities that Mr. Williams controls.

(3)	This includes 5,555,556 shares issuable upon conversion by Mr. Madsen of a convertible note he holds. These shares do not carry voting rights. Mr. Madsen had not converted this note to common stock.

(4)	The address for all of the above directors and executives officers is: 9661 South 700 East, Salt Lake City, Utah 84070. The officers and directors as a group own 16,681,840 shares as a group which is less than 1% of the total shares.

(5)	Blane Wilson owns options to purchase 40,468,042 shares, which carry a strike price between $.00165 and $.00718 per share and expire on various dates between April 18, 2011 and January 13, 2012. None of these options is currently in the money or has any voting rights.

        None of our officers or directors own (directly or indirectly) any shares of our outstanding preferred stock.

Change of Control Arrangements

        We know of no plans or arrangement that will result in a change of control at GEII. No executive officer or director of GEII has pledged any shares to secure any financing issued to that officer or director.

PROPOSAL 1 — AUTHORIZATION FOR THE BOARD TO EFFECT A
REVERSE STOCK SPLIT

General Description

        You are being asked to vote to grant the Board of Directors the authority to effect a 500:1 reverse stock split of all outstanding shares of our common stock. This proposed reverse stock split will not, if completed, reduce the number of authorized shares of common stock. If the motion is approved by shareholders, the Board of Directors intend to complete the reverse stock split promptly thereafter by filing an amendment to our Articles of Incorporation with the Secretary of State of the State of Colorado.

Proposed Amendment to our Articles of Incorporation

        An amendment to our Articles of Incorporation is required to effect a reverse stock split of our outstanding common stock. At the meeting, we will ask our shareholders to consider and approve the following motion:

The Corporation is authorized to amend Article Fourth of its Articles of Incorporation to effect a reverse stock split of its outstanding common stock (but not its authorized common stock or its preferred stock) so that each outstanding share of common stock is divided by 500. Such authority will terminate unless the articles of amendment to the Company’s Articles of Incorporation are filed by December 31, 2009.

        The Board of Directors will, following the meeting, accomplish the reverse stock split by authorizing the filing of an amendment to our Articles of Incorporation which will read substantially as follows and which will be added following our existing Article Fourth:

On the effectiveness of this amendment of this Article Fourth, each 500 shares of our common stock issued and outstanding immediately before the time this amendment becomes effective shall be and is hereby automatically combined, reclassified, and changed (by way of reverse stock split with a common divisor of 500), without any further act by the Corporation of the holder of such shares) into one share of common stock; provided that no fractional shares of common stock shall be issued as a result of the reverse stock split in respect of any shares of common stock held by any holder in a discrete account, whether of record or with a nominee, and all fractional shares owned by each holder of record will be aggregated and to the extent, after aggregating all fractional shares, any registered holder is entitled to a fraction of a share, such holder shall be entitled to receive one whole share in respect of such fraction of a share.

The remaining portion of Article Fourth will continue to read as it does presently:

The aggregate number of Common Shares which the Corporation shall have the authority to issue is Two Billion (2,000,000,000), all of one class and all with a par value of $.0001 per share; the aggregate number of Preferred Shares which the Corporation shall have the authority to issue is Ten Million (10,000,000), all with a par value of $.01 per share and of such classes and with such preferences as the Corporation’s Board of Directors may determine from time to time.

        The shares of Series A Contingent Convertible Preferred Stock, Series B Stock, and Series C Stock will remain authorized, although the Board of Directors may, in its discretion, file an amendment to the Company’s Articles of Incorporation cancelling the Series A Stock and reducing the number of authorized shares of its Series B Stock to that actually outstanding. In such case, the shares will be returned to authorized but undesignated preferred stock.

Effect of the Reverse Stock Split

        The following table shows approximately the effect on our common stock of the reverse stock split without an increase in our authorized capitalization, based on the number of shares outstanding on the Record Date and assuming the completion of the 500:1 reverse stock split of our outstanding common stock:

		Pre-Split	After completion of reverse stock split
Authorized	Common	2,000,000,000	2,000,000,000
Issued and Outstanding Common Stock	Common	1,535,897,333	3,071,795
Reserved for issuance (Preferred)	Series A	0(a)	0(a)
	Series B	20,000,000(b)	40,000(b)
	Series C	487,746,250(c)	975,493(c)
Reserved for issuance (Options and Warrants)	Options	40,468,042(d)	80,937(d)
	Warrants
Reserved for Convertible Debentures and convertible notes payable		83,446,478(e)	166,893(e)
Available for future issuance		320,188,147	1,995,664,882

(a)	There are no shares of Series A Contingent Convertible Preferred Stock currently outstanding or for which there are plans for issuance.

(b)	There are currently 80,000 shares of Series B Convertible Preferred Stock outstanding. Each share is convertible into 250 shares of common stock, but the conversion rate is subject to dilution adjustment. If the 500:1 reverse stock split occurs, each share of Series B Stock will become convertible into one-half share of common stock.

(c)	There is currently one share of Series C Contingent Convertible Preferred Stock outstanding. This share is convertible into 487,746,250 shares of common stock, but the conversion rate is subject to dilution adjustment. If the 500:1 reverse stock split occurs, the share of Series C Stock will become convertible into 975,493 shares of common stock.

(d)	The options and warrants are exercisable at prices ranging from $.00165 to $.00718 per share, during exercise periods ending at various dates through January 13, 2012 The exercise price for each option and warrant will be multiplied by 500 in the same manner that the number of shares issuable upon exercise will be divided by 500.

(e)	Debentures and convertible notes payable are convertible at prices between $.025 and $.002 and mature at various dates through September 15, 2010. The conversion price for each debenture and convertible note payable will be multiplied by 500 in the same manner that the number of shares issuable upon exercise will be divided by 500.

Reasons for the Reverse Stock Split

        Shareholders should recognize that if a reverse split is effectuated, they will own a fewer number of shares than they currently own. While we expect that a reverse split would result in an increase in the market price of our common stock, a reverse split may not increase the market price of our common stock, as an increase is dependent upon many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If a reverse stock split is effected and the market price of GEII’s common stock declines, the percentage decline as an absolute number and as a percentage of GEII’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of GEII’s common stock could be adversely effected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, a reverse split would likely increase the number of shareholders of GEII who own odd lots (fewer than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, the reverse split may not achieve the desired results that have been outlined above.

        Our Board of Directors also believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Our Board of Directors believes that if a reverse stock split would have the effect of raising the trading price of our common stock, this will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing shareholders.

Timing, Procedure and Effective Date

        To effect a reverse stock split, the Board would first notify the regulatory authorities as required by SEC Rule 10b-17, and then complete the reverse stock split by filing articles of amendment with the Colorado Secretary of State. No further action on the part of shareholders will be required to either implement or abandon a reverse stock split. If this proposal is approved and the Board of Directors does not implement the reverse stock split prior to December 31, 2009, the shareholders’ approval of a reverse stock split will terminate.

        If the shareholders approve this proposal and the Board of Directors decides to implement a reverse stock split at any time prior to December 31, 2009, we will file an Amendment with the Secretary of State of the State of Colorado to amend our existing Articles of Incorporation. A reverse stock split will become effective on the date of filing of the Amendment, which is referred to as the “effective date.” As soon as practicable after the effective date, shareholders will be notified that the reverse stock split has been effected. GEII’s transfer agent, TranShare, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse stock split shares will be asked to surrender certificates representing such shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in the letter of transmittal GEII sends to its shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-reverse stock split shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for post-reverse stock split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

        The text of the Amendment is set forth above and is subject to modification to include such changes as may be required by the Secretary of State of the State of Colorado and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

        A reverse stock split would be effected simultaneously for all of our outstanding common stock. A reverse stock split would affect all of our common shareholders uniformly and will not affect any shareholder’s percentage ownership interests in GEII. Common stock issued and outstanding before the reverse stock split would remain fully paid and non-assessable.

Fractional Shares.

        If a reverse stock split is implemented by the Board, GEII will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. We will issue one additional whole share to shareholders who would otherwise be entitled to a fractional share. If the same shareholder is the owner of shares under multiple share certificates, then the number of shares we will issue in connection with the reverse stock split shall be computed on the basis of the aggregate shares owned under all certificates.

        Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, sums due for fractional interests that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters.

        The reverse stock split will not impact the amounts reported as common stock or total shareholders’ equity on GEII’s balance sheet. The per share net income or loss and net book value of GEII’s common stock will be increased because there will be fewer shares of GEII’s common stock outstanding.

Unavailability of Dissenter’s Rights

        No appraisal or dissenters’ rights are available to shareholders who vote against the reverse stock split under Colorado law or under the Company’s Articles of Incorporation or Bylaws for his or her fractional share that will be cashed out in the reverse stock split. Other rights or actions may be available under Colorado law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the reverse stock split.

Material Federal Income Tax Consequences

        The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to the holders of GEII shares. This summary addresses only such shareholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders who received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and foreign shareholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Our view regarding the tax consequences of a reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH THE SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE POTENTIAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

        No gain or loss will be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the meeting (including the common stock, Series B Stock, and Series C Stock) will be required to approve the authorization of the Board of Directors to effect the reverse stock split by amendment of the Company’s Articles of Incorporation. The Board of Directors of GEII recommends that shareholders vote FOR this Proposal to authorize the Board to effect a reverse stock split.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        Only one proxy statement and annual report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact us through our Corporate Secretary, 9661 South 700 East, Salt Lake City, Utah 84070; or by telephone: (801) 619-9320 or Facsimile: (801) 619-1747. Copies may also be requested by e-mail from the website where the proxy materials are posted, www.geii.com/proxystatement.

        Shareholders who share an address but are receiving multiple copies of the proxy statement and/or annual report may contact us through our Corporate Secretary, 9661 South 700 East, Salt Lake City, Utah 84070; or by telephone: (801) 619-9320 or Facsimile: (801) 619-1747 to request that a single copy be delivered.

PROPOSALS FROM SHAREHOLDERS

        We expect to hold our next Annual Meeting of shareholders in September of 2009. Proposals from shareholders intended to be present at the Annual Meeting of shareholders should be addressed to Golden Eagle International, Inc., Attention: Corporate Secretary, 9661 South 700 East, Salt Lake City, Utah 84070, and we must receive the proposals by July 10, 2009 (the “Submission Date”). Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After the Submission Date, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

OTHER MATTERS

        Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

By Order of the Board of Directors:

/s/ Terry C. Turner
Golden Eagle International, Inc. Terry C. Turner, President

GOLDEN EAGLE INTERNATIONAL, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
GOLDEN EAGLE INTERNATIONAL, INC.
AND ITS BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Special Meeting and the Proxy Statement dated January 13, 2009, hereby appoints Terry C. Turner, Chief Executive Officer, as Proxy to represent the undersigned and to vote, as designated below, all shares of common stock of Golden Eagle International, Inc., held of record by the undersigned, at the Special Meeting of Stockholders of Golden Eagle International, Inc. to be held on March 27, 2009 at 10:00 a.m. Mountain Time, and any adjournment thereof, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 1:

1. TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT THE RATE OF ONE NEW SHARE FOR 500 OLD SHARES.

|_|FOR     |_|AGAINST     |_|ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)	(Print Name)

(Signature,if held jointly)	(Print Name)

Date: ______________, 2009

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.